Exhibit 99.1

Investor Contact:
William Kent Crocs, Inc. (303) 848-7000 wkent@crocs.com

Media Contact: Katy Michael Crocs, Inc. (303) 848-7000 kmichael@crocs.com

Crocs, Inc. Announces Closing of Financial Partnership with Blackstone and Reconstituted Board

NIWOT, COLORADO – January 27, 2014 – Crocs, Inc. (NASDAQ: CROX) today announced it has closed the previously announced investment from a fund affiliated with Blackstone to purchase $200 million of newly issued series A convertible preferred stock (the “Preferred Stock”). In connection with the closing of the transaction, the Crocs board of directors appointed two new members and accepted the resignation of two current board members.

Crocs intends to use the net proceeds from the Preferred Stock, as well as excess cash, to fund the previously announced $350 million stock repurchase authorization approved by the Crocs board of directors.

As a condition of its investment, Blackstone is entitled to nominate two out of eight seats on the Crocs board of directors. As a result, Stephen Cannon and Jeffrey Margolis have resigned from the company’s board and Blackstone’s two nominees, Prakash Melwani and Gregg Ribatt, have been added to the board of directors, which remains at eight members. Mr. Melwani is currently a Senior Managing Director at Blackstone and Chief Investment Officer of the firm’s Private Equity Group; Mr. Ribatt most recently served as the President and Chief Executive Officer of Collective Brands Performance + Lifestyle Group.

“The willingness of Steve and Jeff to resign voluntarily from our board in order to accommodate new directors associated with Blackstone’s investment demonstrates their professionalism and commitment to Crocs,” said Thomas J. Smach, Crocs chairman of the board. “They have served the company’s shareholders well, and on behalf of the board, I would like to thank them for their service. We are sad to bid them farewell and wish them the best in their future endeavors.

“We welcome Prakash and Gregg to our board and are confident they will add a great deal of value through their branded consumer goods, retail, and financial experience. Although Blackstone’s investment will represent approximately 13% ownership at closing, we believe our company, shareholders, and employees will benefit from 100% of Blackstone’s focus, global resources, and expertise. This transaction provides a fantastic opportunity for our shareholders to participate alongside Blackstone and benefit from its efforts to deliver compelling shareholder value.

“With the closing of the transaction and the appointment of our two new directors, we can now turn our attention to recruiting a new CEO and moving forward with refining the strategic direction of the Crocs business.”

About Prakash Melwani

Prakash Melwani is a Senior Managing Director at Blackstone. He is Chief Investment Officer of Blackstone’s Private Equity Group and chairs each of its Investment Committees. Mr. Melwani serves as a director of Acushnet Company, Kosmos Energy (NYSE: KOS), Performance Food Group, Pinnacle Foods (NYSE: PF), RGIS Inventory Specialists, and Blackstone strategic partner, Pátria.

Mr. Melwani received a First Class Honors degree in Economics from Cambridge University, England, and an M.B.A. with High Distinction from the Harvard Business School, where he graduated as a Baker Scholar and a Loeb Rhodes Fellow.

About Gregg Ribatt

Gregg Ribatt was the President and Chief Executive Officer of Collective Brands Performance + Lifestyle Group (formerly, The Stride Rite Corporation), from January 2008 to January 2013. The Performance & Lifestyle Group included the Sperry Top-Sider, Saucony, Keds and Stride Rite brands. Before joining Collective Brands, Mr. Ribatt served as President and Chief Executive Officer of Stuart Weitzman Holdings LLC. Mr. Ribatt’s prior experience also includes thirteen years with Bennett Footwear Group, where he was Executive Vice President & Chief Operating Officer. Bennett was a leading women’s fashion footwear company, which included the Franco Sarto, Via Spiga, and Etienne Aigner brands.

Mr. Ribatt holds a Bachelor of Arts from Wesleyan University and a Masters of Business Administration from The University of Chicago.

About the Preferred Stock

The Preferred Stock has a 6.0% cash dividend rate and is convertible into shares of common stock at a conversion price of $14.50 per share. This conversion price represents a 9% premium to the closing price of $13.33 per share on December 27, 2013, the last trading day before the announcement of the transaction, and a 10% premium to the 30-day average closing price of $13.19 per share. On an as-converted basis, the Preferred Stock represents 13.8 million common shares, or approximately 13% of the fully-diluted common shares outstanding after giving effect to the issuance.

At any time after three years from the issuance date, if the closing price of Crocs common stock equals or exceeds $29.00 (i.e., 200% of the conversion price) for a period of 20 consecutive trading days, then the shares of Preferred Stock will, upon notice from Crocs, convert into shares of common stock. At any time after eight years from the issuance date, Crocs will have the right to redeem, and the holders of the Preferred Stock will have the right to require Crocs to repurchase, all or any portion of the Preferred Stock at 100% of the stated value plus any accrued but unpaid dividends.

Advisors

Moelis & Company LLC acted as financial advisor and Perkins Coie LLP acted as legal counsel for Crocs. Piper Jaffray & Co. and Macquarie acted as financial advisors and Simpson Thacher & Bartlett LLP acted as legal counsel for Blackstone in connection with the investment.

About Crocs, Inc.

Crocs, Inc. is a world leader in innovative casual footwear for men, women and children. Crocs offers several distinct shoe collections with more than 300 four-season footwear styles. All Crocs™ shoes feature Croslite™ material, a proprietary, revolutionary technology that gives each pair of shoes the soft, comfortable, lightweight, non-marking and odor-resistant qualities that Crocs fans know and love. Crocs fans “Get Crocs Inside” every pair of shoes, from the iconic clog to new sneakers, sandals, boots and heels. Since its inception in 2002, Crocs has sold more than 200 million pairs of shoes in more than 90 countries around the world. Visit www.crocs.com for additional information.

About Blackstone

Blackstone (NYSE:BX) is one of the world’s leading investment and advisory firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies they invest in, the companies they advise and the broader global economy. Blackstone does this through the commitment of their extraordinary people and flexible capital. Their alternative asset management businesses include the management of private equity funds, real estate funds, hedge fund solutions, credit-oriented funds and closed-end mutual funds. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com.

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Special Note Regarding Forward-Looking Statements

The matters regarding the future discussed in this news release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the investment by Blackstone and its potential benefits. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: achievement of potential benefits of the Blackstone transaction, macroeconomic issues, including, but not limited to, the current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenue; changing fashion trends; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; our ability to open and operate additional retail locations; and other factors described in our most recent annual report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

We do not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events, or otherwise.

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